Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Basic Earth Science Systems, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2006 to be filed with the Securities and Exchange Commission on August 16, 2006 (the “Report”), I, David Flake, as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David Flake	August 16, 2006

David Flake,
Chief Financial Officer